                               OPPENHEIMER FUNDS

                           COMPENSATION DEFERRAL PLAN

               As Amended and Restated Effective January 1, 2008

                                   PREAMBLE

The registered  open-end  investment  companies listed on Schedule A hereto (the
"Funds"),  with principal offices at 6803 South Tucson Way, Englewood, CO 80112, hereby  establish  this  Compensation  Deferral Plan for Eligible  Trustees (the
"Plan").  The  purpose of the Plan is to allow the  Eligible  Trustees  to defer receipt of all or a portion of the  compensation  they earn as directors in lieu of  receiving  current  payments of such  compensation.  The Plan is not covered by the  Employee  Retirement  Income  Security Act of 1974,  as amended.  It was originally  adopted  effective  as of December 1, 2006 and has been  amended and restated  effective  January 1, 2008.  The Plan is intended to supersede  and to consolidate all non-qualified  elective deferred compensation  arrangements with
Trustees previously instituted by the Funds.

1.       DEFINITION OF TERMS AND CONSTRUCTION

         1.1      Definitions.  Unless a  different  meaning is plainly  implied by the  context,  the  following  terms as used in this Plan shall have the following meanings:

                  "Administrator" shall mean the Treasurer of the Funds.

                  "Beneficiary"  shall mean such  person or  persons  designated pursuant to Section 4.7 hereof to receive  benefits  after the death of the Trustee.

                  "Board"  or  "Board  of  Trustees"  shall  mean  the  Board of
                  Trustees of the Funds.

                  "Change in Control"  shall mean a change in the  ownership  or effective  control  of a  corporation,  or  a  change  in  the ownership  of a  substantial  portion  of  the  assets  of the corporation,  as defined  under  Section  409A of the Code and
                  Regulations.

                  "Code"  shall  mean the  Internal  Revenue  Code of  1986,  as amended from time to time, or any successor statute.

                  "Compensation"  shall  mean  the  amount  of  directors'  fees payable by the Funds to the  Trustee  for  services  performed during a Deferral  Year prior to  reduction  for  Compensation
                  Deferrals made under this Plan.

                  "Compensation  Deferral"  shall  mean the amount or amounts of the Trustee's Compensation deferred under this Plan.

                  "Deferral  Account"  shall  mean  the  account  maintained  to reflect the  Trustee's  Compensation  Deferrals  made pursuant to this Plan and any other credits or debits thereto.

                  "Deferral  Election" shall mean the Eligible  Trustee's annual election to defer his or her  Compensation  under  Section 3.1 hereof.

                  "Deferral  Election  Notice"  shall mean the notice  described in Section 3.1  hereof,  a sample copy of which is attached to this Plan.

                  "Deferral  Year" shall mean each  calendar  year during  which the  Trustee  makes,  or is  entitled  to  make,  Compensation
                  Deferrals under Section 3 hereof.

                  "Designated  Investment"  shall  mean  the  investment  medium selected by a Trustee under Section 3.3.

                  "Disabled"   shall   mean  (i)   unable   to   engage  in  any
                  substantial  gainful  activity  by  reason  of  any  medically determinable  physical  or  mental  impairment  which  can  be expected  to result in death or can be  expected to last for a continuous  period  of not  less  than 12  months,  or (ii) by reason  of  any  medically  determinable  physical  or  mental impairment  which  can be  expected  to result in death or can be expected to last for a  continuous  period of not less than
                  12  months,   receiving  income  replacement  benefits  for  a
                  period  of not  less  than 3  months  under  an  accident  and health  plan  covering  employees  of the  Eligible  Trustee's employer.

                  "Eligible  Trustee"  shall  mean  a  member  of the  Board  of
                  Trustees who is not an  "affiliated  person" of the investment adviser,  administrator  or  principal  underwriter  of any of the Funds,  as such term is defined under  Section  2(a)(3) of the Investment Company Act of 1940, as amended.

                  "Hardship  and  Unforeseeable  Emergency"  shall  mean  severe financial  hardship to a Trustee  resulting  from a sudden and unexpected  illness or accident of the Trustee,  the spouse of the Trustee or a  dependent  (as defined in Section 152 of the
                  Code,   without  regard  to  Section  152(b)(1,   (b)(2),  and
                  (d)(1)(B)  of  the  Code),   of  the  Trustee,   loss  of  the
                  Trustee's   property  due  to  casualty,   or  other   similar
                  extraordinary  and unforeseeable  circumstances,  arising from events beyond the  Trustee's  control.  Whether  circumstances constitute a Hardship and  Unforeseeable  Emergency depends on the facts of each case,  as  determined  by the Board,  but in any case does not include a hardship that may be relieved:

                  (1)      through reimbursement or compensation by insurance
                  or otherwise;

                  (2)      by liquidation of the Trustee's assets to the
                  extent that liquidation itself would not cause such a severe financial hardship; or

                  (3)      by ceasing to defer receipt of any Compensation not
                  yet earned.

                  The term  "Hardship and  Unforeseeable  Emergency"  shall have the same  meaning  as the term  "unforeseeable  emergency"  as used in  Regulations  and shall be  applied  accordingly.  The need to send a  Trustee's  child to college  and the desire to
                  purchase  a  home  shall  not   constitute   a  Hardship   and
                  Unforeseeable Emergency.

                  "Investment   Direction   Notice"   shall   mean  the   notice
                  described  in Section  3.3  hereof,  a sample copy of which is attached to this Plan.

                  "Regulations"  shall mean  Treasury  Regulations  issued under
                  Section  409A of the Code,  whether  proposed,  temporary,  or final.

                  "Separation  from  Service"  shall mean the date as of which a
                  Trustee  ceases  to be a  member  of the  Board  of  Trustees, provided  that  such  event  constitutes  a  "separation  from
                  service"   as  defined  in  Section   409A  of  the  Code  and
                  Regulations.

                  "Valuation  Date"  shall  mean the last  business  day of each calendar  year and any  other  day upon  which a Fund  makes a valuation of the Deferral Account.

         1.2      Plurals  and  Gender.   Where   appearing  in  this  Plan  the
                  singular  shall  include  the plural and the  masculine  shall include  the  feminine,  and vice  versa,  unless the  context clearly indicates a different meaning.

         1.3      Trustees  and  Directors.   Where   appearing  in  this  Plan,
                  "Trustee"   shall  also  refer  to  "Director"   and  "General
                  Partner"  and "Board of  Trustees"  shall also refer to "Board of Directors"  and "General  Partners"  and, where the context permits, "Eligible Trustees."

         1.4       Headings.  The  headings  and  subheadings  in this  Plan are inserted for the  convenience  of reference only and are to be ignored in any construction of the provisions hereof.

2.       PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED

         2.1       Commencement of Compensation  Deferrals.  An Eligible Trustee
                  may elect,  on a Deferral  Election  Notice  submitted  to the
                  Administrator,  to make  Compensation  Deferrals under Section
                  3 hereof  for the  first  Deferral  Year  beginning  after the date such form is submitted to the Administrator.

         2.2      Termination  of  Deferrals.  The Trustee shall not be eligible to make  Compensation  Deferrals  with respect to a Fund after the earlier of the following dates:

                  (a)      The last day of the Deferral Year in which he or
                           she ceases to serve as an Eligible Trustee of that
                           Fund; or

                  (b)      The effective date of the termination of this Plan.

3.       COMPENSATION DEFERRALS

         3.1       Compensation Deferral Elections.

                  (a)      On or prior  to  December  15 of the  year  preceding
                           the  Deferral  Year,  an Eligible  Trustee may elect,
                           on a Deferral  Election  Notice in the form  attached
                           to  this  Plan,  to  defer  the  receipt  of all or a
                           portion   of  his  or  her   Compensation   for  such
                           Deferral  Year.  A  Deferral   Election  shall  apply
                           only  to  the  single   Deferral  Year  for  which  a
                           Deferral  Notice  has been  submitted  in  accordance
                           with  this  Plan;  a new  Deferral  Election  must be
                           filed for any  subsequent  Deferral Year for which an
                           Eligible   Trustee  wishes  to  participate  in  this
                           Plan.  The Deferral Election Notice shall include:

                           (1)      The amount or percentage of Compensation
                           to be deferred;

                           (2)      If the period of deferral  is not  specified
                           to end as of the  date  of the  Trustee's  Separation
                           from  Service,  the  number of whole  years for which
                           receipt  of  Compensation  is to be  deferred,  which
                           number  of  whole   years  must  be  three  or  more,
                           provided  that the period of deferral  may not extend
                           beyond the Trustee's Separation from Service;

                           (3)      The manner of distribution of such
                           Compensation Deferrals (i.e., whether in a lump sum
                           or in a number of annual installments);

                           (4)      A completed and signed "Beneficiary
                           Designation Notice" in the form attached to this
                           Plan; and

                           (5)      A completed and signed "Investment
                           Direction Notice," in the form attached to this
                           Plan.

                  (b)      Compensation  Deferrals  shall be withheld  from each
                           payment of  Compensation  by the Funds to the Trustee
                           in  accordance   with  the  amount  of   Compensation
                           Deferrals  specified  by  the  Trustee  in his or her
                           Deferral Election Notice.

         3.2      Valuation of Deferral Account.

                  (a)      The Funds  shall  establish  a  bookkeeping  Deferral
                           Account to which  will be  credited  an amount  equal
                           to the Trustee's  Compensation  Deferrals  under this
                           Plan.  Compensation  Deferrals  shall be allocated to
                           the  Deferral  Account  on  the  first  business  day
                           following  the date such  Compensation  Deferrals are
                           withheld  from  the  Trustee's  Compensation.  As  of
                           the date of this  Plan,  the  Deferral  Account  also
                           shall be  credited  with the amount  credited  to the
                           Trustee   under  each  other   outstanding   elective
                           deferred  compensation  agreement entered into by and
                           between   the   Fund   and  the   Trustee   which  is
                           superseded  by  the  Plan  pursuant  to  Section  6.9
                           hereof.  The  Deferral  Account  shall be  debited to
                           reflect any  distributions  from such  Account.  Such
                           debits shall be  allocated  to the  Deferral  Account
                           as of the date such distributions are made.

                  (b)      As of each  Valuation  Date,  income,  gain  and loss
                           equivalents  (determined  as if the Deferral  Account
                           is  invested  in the manner set forth  under  Section
                           3.3,  below)  attributable  to the  period  following
                           the next  preceding  Valuation Date shall be credited
                           to  or   deducted   from   the   Trustee's   Deferral
                           Account.

         3.3      Investment of Deferral Account Balance.

                  (a)      (1)       At he  time  of  submission  of a  Deferral
                           Election  Notice,  the  Trustee  shall  select,  from
                           various  options  made  available  by the Funds,  the
                           investment  media (each,  a "Designated  Investment")
                           in which all or part of his or her  Deferral  Account
                           shall be deemed to be  invested;  provided,  however,
                           that  the  total  number  of   different   Designated
                           Investments  selected  by a Trustee  in all  Deferral
                           Election  Notices  for  all  Deferral  Years  may not
                           exceed six (6).

                           (2)       The   Trustee   shall   select   Designated
                           Investments  on an  Investment  Direction  Notice  in
                           the form  attached  to this  Plan.  The  Trustee  may
                           amend  his or her  investment  designation  as of the
                           end  of  each  calendar  quarter  by  giving  written
                           direction  to the  Administrator  at  least  30  days
                           prior  to  the  end  of  such  calendar  quarter.   A
                           timely change to a Trustee's  Designated  Investments
                           shall  become  effective  on  the  first  day  of the
                           calendar   quarter    following    receipt   by   the
                           Administrator.

                           (3)       The  investment  media  deemed  to be  made
                           available to the Trustee,  and any  limitation on the
                           maximum  or  minimum  percentages  of  the  Trustee's
                           Deferral   Account   that  may  be  invested  in  any
                           particular   medium,   shall  be  the  same  as  from
                           time-to-time  communicated  to  the  Trustee  by  the
                           Administrator,  and need not be  limited to the Funds
                           themselves.   The  Fund  shall  provide  a  quarterly
                           statement  to the Trustee  showing  such  information
                           as is  appropriate,  including the  aggregate  amount
                           in the Deferral Account,  as of a reasonably  current
                           date.

                  (b)      Except as  provided  below,  the  Trustee's  Deferral
                           Account   shall  be   deemed   to  be   invested   in
                           accordance  with his or her investment  designations,
                           provided   such    designations    conform   to   the
                           provisions of the Plan. If

                           (1)       the Trustee does not furnish the
                           Administrator with written investment instructions,

                           (2)       the written investment instructions from
                           the Trustee are unclear or not in conformity with
                           this Plan, or

                           (3)      less  than  all  of the  Trustee's  Deferral
                           Account  is  covered  by  such   written   investment
                           instructions,  then  any  portion  of  the  Trustee's
                           Deferral   Account   corresponding   to  a   Deferral
                           Election  Notice or an  Investment  Direction  Notice
                           that is not in  conformity  with  the  Plan  shall be
                           deemed  to  be  invested  in  the  Oppenheimer  Money
                           Market  Fund  until  such time as the  Trustee  shall
                           provide   the    Administrator    with    appropriate
                           investment instructions.

                  (c)      If a  Designated  Investment  pays a  stock  dividend
                           on,   or   splits,    combines,    reclassifies    or
                           substitutes     other     securities    by    merger,
                           consolidation   or  otherwise  for,  its  outstanding
                           shares,  the  Trustee's  Deferral  Account  shall  be
                           adjusted  in order to preserve  rights  substantially
                           proportional  to the rights  deemed held  immediately
                           prior  to  such  event.   On  each  payment  date  of
                           dividends  or capital  gains  distributions  declared
                           on shares  of any  Designated  Investment  in which a
                           Trustee's  Deferral Account is deemed  invested,  the
                           Deferral  Account will be credited  with  appropriate
                           adjustments   reflecting  all  dividends  or  capital
                           gains  distributions  which would have been  realized
                           had such  account  been  invested  in  shares of such
                           Designated  Investment  and such  dividend or capital
                           gains    distribution    had   been    received   and
                           reinvested.  The  adjustments  under this  subsection
                           (c) shall be  deemed  to be made as if the  amount in
                           the   Trustee's   Deferral   Account  were   actually
                           invested  in  shares  of  the  Designated  Investment
                           undergoing    the    event    requiring    adjustment
                           hereunder.

                  (d)      If a Designated  Investment is liquidated,  a Trustee
                           may   file   with   the   Administrator   a   revised
                           Investment    Direction    Notice    specifying    an
                           investment  medium  under  this  Plan  in  which  the
                           amount  of  his  or  her  Deferral  Fund   previously
                           invested  in  the  liquidated  Designated  Investment
                           shall  be  deemed   invested.   If  no  such  revised
                           notice is received by the  Administrator,  the amount
                           of the Trustee's  Deferral  Account  attributable  to
                           the  liquidated   Designated   Investment   shall  be
                           deemed  invested  in  the  Oppenheimer  Money  Market
                           Fund.

         3.4      Transfers  from  Other  Deferred  Compensation   Programs.  In
                  2006,   the  Amended   and   Restated   Retirement   Plan  for
                  Non-Interested  Trustees or  Directors  of the New  York-Based
                  Oppenheimer  Funds (the  "Board I SERP") was  frozen.  As part of the freezing  process,  certain  Trustees made  irrevocable elections  to transfer  the credit  standing to their  account in the Board I SERP to this Plan.  In 2007,  the  Amended  and
                  Restated  Retirement  Plan  for  Non-Independent  Trustees  or
                  Directors  of the  Oppenheimer  Quest Funds,  the  Oppenheimer
                  Rochester  Funds and the  Oppenheimer  Midcap Fund (the "Board
                  III  SERP")  was  frozen.  As  part of the  freezing  process, certain  Trustees made  irrevocable  elections to transfer the credit  standing  to their  account  in the  Board III SERP to this  Plan.  The  distribution  of these  transferred  amounts shall be  governed  by the  irrevocable  election  made by the transferring  Trustee  prior  to and in  connection  with  the transfer to this Plan.

4.       DISTRIBUTIONS FROM DEFERRAL ACCOUNT

         4.1      Eligible Trustee's  Election.  An Eligible Trustee shall elect at the  time  of his or her  Deferral  Election  the  form  of distribution, which may be either:

                  (a)      Lump sum;

                  (b)      Annual   installments  over  a  period  of  five  (5)
                           years,  with  each  installment  being  equal  to the
                           balance in the  Deferral  Account  immediately  prior
                           to payment of the  installment  divided by the number
                           of  installments  remaining to be paid (including the
                           installment    the   amount   of   which   is   being
                           determined);

                  (c)      Annual   installments  over  a  period  of  ten  (10)
                           years,  with  each  installment  being  equal  to the
                           balance in the  Deferral  Account  immediately  prior
                           to payment of the  installment  divided by the number
                           of  installments  remaining to be paid (including the
                           installment    the   amount   of   which   is   being
                           determined); or

                  (d)      Annual  installments  over a period of  fifteen  (15)
                           years,  with  each  installment  being  equal  to the
                           balance in the  Deferral  Account  immediately  prior
                           to payment of the  installment  divided by the number
                           of  installments  remaining to be paid (including the
                           installment    the   amount   of   which   is   being
                           determined);    provided,    however,    that    this
                           distribution   schedule   may  be  elected   only  in
                           conjunction with the Eligible  Trustee's  election to
                           commence   distributions   upon  a  Separation   from
                           Service.

                  If an  Eligible  Trustee  fails to  designate  the  period  of deferral  or the  manner  of  distribution  to apply to his or
                  her  Deferral   Account,   the  Deferral   Account   shall  be
                  distributed in a lump sum upon the Trustee's  Separation  from
                  Service.

         4.2       Special  Election.  Prior to January 1,  2007,  Trustees  may
                  elect to change on a onetime  basis the  distribution  date or
                  distribution    schedule    applicable    to   any    deferred
                  compensation  deferred in prior years to a  distribution  date
                  or   distribution   schedule   permitted   under   this  Plan.
                  However,   conversion  is  available   only  with  respect  to
                  amounts that would not  otherwise be payable in 2006,  and may not  cause  an  amount  to be  paid  in 2006  that  would  not otherwise be payable in such year.

         4.3      Hardship and  Unforeseeable  Emergency.  A Trustee may request at any time a  withdrawal  of part or all of the  amount  then credited  to  his  or  her  Deferral  Account  on  account  of
                  Hardship and  Unforeseeable  Emergency by submitting a written request to the  Administrator  accompanied  by  evidence  that his or her  financial  condition  constitutes  a Hardship  and
                  Unforeseeable   Emergency.  The  Administrator  shall  forward
                  such  request to the Board,  which will  review the  Trustee's request  and  determine  the  extent,  if any,  to which  such request is  justified.  Any such  withdrawal  shall be limited
                  to  an   amount   necessary   to   meet   the   Hardship   and
                  Unforeseeable  Emergency  plus amounts  necessary to pay taxes reasonably  anticipated as a result of the  distribution,  but not more than the amount of the  Trustee's  Deferral  Account.
                  In the event that a Trustee  shall receive a  distribution  on
                  account  of  Hardship   and   Unforeseeable   Emergency,   all
                  deferrals from his Compensation  shall  immediately  cease for the remainder of the Deferral  Year in which the  distribution on account of Hardship and Unforeseeable Emergency is made.

         4.4       Disability.  If  the  Board  determines  that a  Trustee  has
                  become   Disabled   prior   to   the   commencement   of   the
                  distribution  of the amounts  credited to his or her  Deferral
                  Account,  the Board shall  cause the amount  then  credited to his or her Deferral  Account to be  distributed  to him or her or to his or her legal  representative  in a lump sum, subject to such rules or procedures as the Board may determine.

         4.5      Change in Control. [Reserved.]

         4.6      Death Prior to  Complete  Distribution  of  Deferral  Account.
                  Upon the death of the  Trustee,  the  balance of such  Account shall be distributed  to his or her  Beneficiary in a lump sum as soon as  practicable  after  the  Trustee's  death.  In the event of the death of the Trustee  after the  commencement  of such distribution,  but prior to the complete  distribution of his  or her  Deferral  Account,  the  balance  of the  amounts credited to his or her Deferral  Account shall be  distributed to his or her  Beneficiary  over the  remaining  period during which such amounts  were  distributable  to the Trustee  under
                  Section 4.1 hereof.

         4.7      Designation  of  Beneficiary.  For  purposes  of  Section  4.6 hereof,  the  Trustee's  Beneficiary  shall be the  person  or persons so designated  by the Trustee in a written  instrument submitted  to the  Administrator.  In the  event  the  Trustee
                  fails  to  properly  designate  a  Beneficiary,   his  or  her
                  Beneficiary  shall be the  person or  persons  in the first of the following classes of successive  preference  Beneficiaries surviving  at the  death of the  Trustee:  the  Trustee's  (1)
                  surviving spouse or (2) estate.

         4.8      Payments  Due  Missing   Persons.   The  Funds  shall  make  a
                  reasonable  effort to locate all persons  entitled to benefits under this Plan.  However,  notwithstanding  any provisions of this  Plan to the  contrary,  if,  after a period  of five (5)
                  years from the date such benefit  shall first become  payable, any such persons  entitled to benefits  have not been located, their  rights  under this Plan shall stand  suspended.  Before this  provision  becomes  operative,  the  Fund  shall  send a certified  letter  to all such  persons  to their  last  known address  advising  them that  their  benefits  under this Plan shall  be  suspended.  Any  such  suspended  amounts  shall be held by the Fund for a period  of three (3)  additional  years
                  (or a total  of eight  (8)  years  from the time the  benefits first  become  payable) and  thereafter,  if  unclaimed,  such amounts shall be forfeited.

         4.9       Distribution   Dates.   For  purposes  of  any   distribution
                  required  to  be  made  under  this  Plan,   unless  otherwise
                  provided  under  this  Plan,  the  payment  date  shall be the first  day of the  quarter  immediately  following  the  event requiring distribution or as soon thereafter as practicable.

5.       AMENDMENTS AND TERMINATION

         5.1       Amendments

                  (a)      The  Funds  and  the   Trustee   may,  by  a  written
                           instrument  signed  by  both  such  parties,  amend a
                           Trustee's  deferred  compensation  arrangement  under
                           this  Plan at any  time and in any  manner,  provided
                           that any such  amendment  must  comply  with  Section
                           409A  of  the   Code  and  no  such   amendment   may
                           accelerate  the   distribution   from  the  Trustee's
                           Deferral  Account  of  amounts  previously  deferred,
                           unless permitted under Section 409A of the Code.

                  (b)      The Funds reserve the right to amend, in whole or
                           in part, and in any manner, any or all of the
                           provisions of this Plan by action of their
                           respective Boards of Trustees for the purposes of
                           complying with any provision of the Code or any
                           other technical or legal requirements, provided
                           that:

                           (1)      No such  amendment  shall  make it  possible
                           for any part of the  Trustee's  Deferral  Account  to
                           be used for,  or  diverted  to,  purposes  other than
                           for the  exclusive  benefit of the  Trustee or his or
                           her  Beneficiaries,  except to the  extent  otherwise
                           provided  in this  Plan or  permitted  under  Section
                           409A; and

                           (2)      No such  amendment  may reduce the amount of
                           the  Trustee's  Deferral  Account as of the effective
                           date of such amendment.

         5.2      Termination.   The  Funds   may,   by  action  of  the  Board,
                  terminate  this Plan at any time.  The  rights of a Trustee to his or her Deferral  Account  shall  become  payable as of the
                  Valuation   Date   coincident   with  or  next  following  the
                  effective  date of the  termination  of this Plan, but only if the Board  determines  that such payment  does not  constitute an impermissible  acceleration of deferred  compensation under
                  Section 409A of the Code.

6.        MISCELLANEOUS

         6.1       Rights of Creditors.

                  (a)      This Plan is  unfunded  and is not  creating a Trust.
                           Neither  the  Trustee  nor any  other  persons  shall
                           have any  interest  in any  specific  asset or assets
                           of  any  Fund  by  reason  of  any  Deferral  Account
                           hereunder,  nor any  rights to  receive  distribution
                           of his  or her  Deferral  Account  except,  and as to
                           the  extent,   expressly  provided   hereunder.   The
                           Funds  shall not be  required  to  purchase,  hold or
                           dispose  of any  investments  pursuant  to this Plan;
                           however,   if  in  order  to  cover  its   obligation
                           hereunder   a   Fund    elects   to   purchase    any
                           investments,   the  same  shall   continue   for  all
                           purposes  to be a part  of  the  general  assets  and
                           property  of that Fund,  subject to the claims of its
                           general  creditors  and no  person  other  than  that
                           Fund shall by virtue of the  provisions  of this Plan
                           have  any  interest  in  such  assets  other  than an
                           interest as a general creditor.

                  (b)      The rights of the  Trustee and the  Beneficiaries  to
                           the  amounts  held  in  the   Deferral   Account  are
                           unsecured  and  shall be  subject  to the  claims  of
                           creditors   of  the  Funds.   With   respect  to  the
                           payment of amounts held under the  Deferral  Account,
                           the  Trustee  and his or her  Beneficiaries  have the
                           status of  unsecured  creditors  of the  Funds.  This
                           Plan  is  executed  on  behalf  of  the  Funds  by an
                           officer  of the  Fund as such  and not  individually.
                           Any  obligation  of the  Fund  hereunder  shall be an
                           unsecured  obligation  of  the  Fund  and  not of any
                           other person.

         6.2       Agents.  The Funds may  employ  agents and  provide  for such clerical,  legal,  actuarial,  accounting,  advisory  or other services  as they  deem  necessary  to  perform  their  duties under  this  Plan.  The  Funds  shall  bear  the  cost of such services and all other  expenses  incurred in connection  with the administration of this Plan.

         6.3       Incapacity.    If   the   Board   shall   receive    evidence
                  satisfactory  to  it  that  the  Trustee  or  any  Beneficiary entitled  to  receive  any  benefit  under the Plan is, at the time  when  such  benefit  becomes  payable,  a  minor,  or is physically  or mentally  incompetent  to receive  such benefit and  to  give a  valid  release  therefor,  and  that  another person or an  institution  is then  maintaining or has custody
                  of  the  Trustee  or   Beneficiary   and  that  no   guardian,
                  committee  or  other  representative  of  the  estate  of  the
                  Trustee or  Beneficiary  shall have been duly  appointed,  the
                  Board may make  payment of such benefit  otherwise  payable to
                  the   Trustee  or   Beneficiary   to  such  other   person  or
                  institution,  including a custodian  under a Uniform  Gifts to
                  Minors  Act,  or  corresponding  legislation  (who shall be an adult,  a guardian of the minor or a trust  company),  and the release of such other person or  institution  shall be a valid and complete discharge for the payment of such benefit.

         6.4       Governing  Law.  This Plan shall be  governed  by the laws of the State of New York.

         6.5      Non-guarantee  of  Trusteeship.   Nothing  contained  in  this
                  Plan shall be  construed  as a contract  or  guarantee  of the right of the  Trustee to be, or remain  as, a director  of any
                  Fund  or  to  receive   any,  or  any   particular   rate  of,
                  Compensation from any Fund.

         6.6       Counsel.  The Funds  may  consult  with  legal  counsel  with respect to the  meaning  or  construction  of the Plan,  their respective  obligations  or duties  hereunder  or with respect to any action or  proceeding  or any question of law, and they shall be fully  protected  with respect to any action taken or omitted  by them in  good  faith  pursuant  to the  advice  of legal counsel.

         6.7       Non-transferability    of   Interests.    A   Trustee's   and
                  Beneficiaries'  interests in the  Deferral  Account may not be anticipated,  sold, encumbered,  pledged, mortgaged,  charged,
                  transferred,   alienated,   assigned  nor  become  subject  to
                  execution,  garnishment  or  attachment  and any attempt to do so by any  person  shall be deemed  null and  void;  the Funds shall not  recognize  the rights of any party  under this Plan except  those  of the  Trustee  or  his  or  her  Beneficiary;
                  provided  that this  Section 6.7 shall not  preclude the Funds from  offsetting  any  amount  currently  payable to a Trustee hereunder by any amount owed by such Trustee to the Funds.

         6.8       Notices.  For  purposes  of this Plan,  notices and all other communications  provided  for in this Plan shall be in writing and shall be deemed to have  been duly  given  when  delivered
                  personally   or  mailed  by  United   States   registered   or
                  certified mail,  return receipt  requested,  postage  prepaid,
                  or  by  nationally   recognized   overnight  delivery  service
                  providing  for a  signed  return  receipt,  addressed  to  the
                  Trustee at the home  address  set forth in the Funds'  records and to the Funds at the  address  set forth on the first  page of this Plan,  provided  that all notices to the Fund shall be directed  to the  attention  of the  Administrator  or to such other  address  as  either  party  may have  furnished  to the other in writing in  accordance  herewith,  except that notice of change of address shall be effective only upon receipt.

         6.9      Effect on Other Deferred Compensation  Policies.  Effective as
                  of the date hereof,  this Plan replaces,  and supersedes,  all other non-qualified  elective deferred  compensation  policies of the Funds with respect to Trustees.

         6.10     Interpretation    of    Plan.    Interpretations    of,    and
                  determinations  related  to,  this  Plan  made by the Funds in good faith,  including  any  determinations  of the amounts of the Deferral  Account,  shall be  conclusive  and binding upon all  parties;  and the Fund shall not incur any  liability  to the Trustee for any such  interpretation  or  determination so made or for any other  action taken by it in  connection  with this Plan in good faith.

         6.11     Successors  and  Assigns.  This  Agreement  shall  be  binding upon,  and shall  inure to the benefit of, the Funds and their respective  successors  and assigns and to the Trustee and his
                  or  her  heirs,   executors,   administrators   and   personal
                  representatives.

         6.12     Severability.  In the  event  any  one or more  provisions  of this Agreement are held to be invalid or  unenforceable,  such illegality or  unenforceability  shall not affect the validity or  enforceability  of the other  provisions  hereof  and such other  provisions  shall  remain  in  full  force  and  effect unaffected by such invalidity or unenforceability.

         IN WITNESS  WHEREOF,  the Funds have caused this Plan to be executed as of the day and year first above written.

BOARD OF TRUSTEES OF THE FUNDS

By: ________________________________

Name: _______________________________

Title: ________________________________